UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 13, 2026

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

(Address of Principal Executive Offices)

(786) 432-9792

(Registrant’s telephone

number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

MIRA Pharmaceuticals, Inc. (the “Company”) today announced positive unblinded results from its completed Phase 1 clinical trial evaluating Ketamir-2, the Company’s proprietary selective oral NMDA receptor modulator.

The randomized, double-blind, placebo-controlled Phase 1 study evaluated the safety, tolerability, and pharmacokinetics of orally administered Ketamir-2 in healthy volunteers across single ascending dose (SAD) and multiple ascending dose (MAD) cohorts.

A total of 57 healthy volunteers were enrolled across seven cohorts, including placebo. All participants completed the study with no withdrawals, and all subjects were fit for discharge following final administration.

No serious adverse events or dose-limiting toxicities were reported during the study. Adverse events observed were predominantly mild in severity. The incidence of subjects reporting adverse events was higher in the placebo group than in the Ketamir-2-treated group.

Pharmacokinetic analysis demonstrated rapid oral absorption and favorable systemic exposure, with dose-proportional Cmax observed across the evaluated dose range. No major differences were observed in pharmacokinetic parameters for Ketamir-2 or its active metabolite, nor-Ketamir-2, between Day 1 and Day 5 of administration.

The half-life (t1/2) of Ketamir-2 ranged from approximately 2.5 to 7 hours, while the active metabolite nor-Ketamir-2 demonstrated a half-life of approximately 7 to 9 hours. Based on the observed pharmacokinetic profile of the parent compound and active metabolite, Ketamir-2 may support once-daily administration, subject to further clinical evaluation.

The Company is advancing preparations for submission of its Phase 2a clinical protocol and supporting documentation to the U.S. Food and Drug Administration under its active Investigational New Drug (IND) application for the planned evaluation of Ketamir-2 in chemotherapy-induced peripheral neuropathy (CIPN).

In validated preclinical models of neuropathic pain, including paclitaxel-induced neuropathy and sciatic nerve ligation, Ketamir-2 demonstrated superior efficacy compared with ketamine and established neuropathic pain agents, including pregabalin and gabapentin.

Following scientific review, the U.S. Drug Enforcement Administration (DEA) determined that Ketamir-2 is not classified as a controlled substance.

The information in this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACUTICALS, INC.

Dated: May 13, 2026	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer